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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 6, 1996, which appears on page 42 of the 1996 Annual Report on Form 10-K/A of Excite, Inc. relating to the financial statements of The McKinley Group, Inc., which do not appear in such Annual Report on Form 10-K/A. We also consent to the reference to us under the headings "Experts" in such Prospectus.

                                               /s/ PRICE WATERHOUSE LLP
                                          --------------------------------------
                                                   PRICE WATERHOUSE LLP

San Jose, California
May 19, 1998